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Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2004, in the Registration Statement (Amendment No. 3 to Form S-4 No. 333-112528) and related Prospectus of Vought Aircraft Industries, Inc. dated June 15, 2004.

/s/ Ernst & Young LLP

Fort Worth, Texas
June 14, 2004

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Consent of Independent Auditors